[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).

Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.16(c)

AMENDMENT NO. 2 TO THE PHASE I/IB COMBINATION STUDY AGREEMENT

THIS AMENDMENT NO. 2 TO THE PHASE I/IB COMBINATION STUDY AGREEMENT (this “Amendment”) dated as of August 1, 2019 amends the Phase I/IB Combination Study Agreement (the “Agreement”), made and entered into as of October 5, 2015, between Corvus Pharmaceuticals, Inc., having a principal office located at 863 Mitten Road, Suite 102, Burlingame, CA 94010 (“Corvus”), and Genentech, Inc., having a principal office located at 1 DNA Way, South San Francisco, CA 94080.

WHEREAS, Genentech and Corvus wish to amend the Agreement to modify ownership and prosecution control of certain Collaboration Inventions.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the parties hereto (individually, a “Party”; collectively, the “Parties”) hereby agree as follows:

1.          Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

2.          Amendment to Section 6.1(c).  Section 6.1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c)       Ownership and Use of Combination-Related Inventions.

(i)         Genentech and Corvus shall jointly own all right, title and interest in and to any Collaboration Invention other than the Corvus Owned Combination Inventions (defined below) that relates to (A) the Combination or (B) the Joint Sample Data (in both cases, a “Jointly Owned Invention”) and any Patent that claims or covers a Jointly Owned Invention (each, a “Joint Patent”).  Each Party shall promptly disclose to the other Party any Jointly Owned Invention.  During and after the Term, Genentech and Corvus shall use Joint Confidential Information solely in connection with the activities contemplated by, the exercise of rights permitted by or in order to further the purposes of this Agreement as more specifically set forth in Section 7.1(b), unless otherwise agreed in writing by the Parties.  After the Term, with respect to Joint Patents only, Genentech and Corvus shall be free to exploit, transfer or encumber its undivided ownership interest in and to a Joint Patent (including the right to license and sublicense), without the consent of, or payment or accounting to, the other Party.  Each Party hereby waives any right it may have under the laws of any jurisdiction to require such consent, payment or accounting with respect to any Joint Patent.

(ii)        Corvus shall solely own all right, title and interest in and to the Patents listed on Exhibit A to Amendment No. 2 to this Amendment, and to the Collaboration Inventions claimed or covered therein  (the “Corvus Owned Combination Inventions”).  Corvus shall, prior to filing a patent application on a Corvus Owned Combination Invention, disclose to Genentech any Corvus Owned Combination Invention.

(iii)       Corvus hereby grants to Genentech and its Affiliates a non-exclusive, worldwide, fully paid, perpetual license, under Corvus’ right, title and interest in and to the Corvus Owned Combination Inventions, to use, make, sell, offer for sale and import the Genentech Molecule.  Genentech and its Affiliates may sublicense the rights granted under this Section 6.1(c)(iii), except that, notwithstanding anything else, Genentech shall have no right to sublicense the rights granted under this Section 6.1(c)(iii) (1) to use, make, sell, offer for sale or import any product that contains any adenosine-2A (A2A) receptor antagonist or CD73 antagonist or (2) for diagnostic or patient selection uses in connection with  administration of an A2Ar antagonist or CD73 antagonist.  Any rights under a sublicense that is properly granted may be further sublicensed to multiple tiers of sublicensees.

3.          Retroactive Effect.  This Amendment shall apply retroactively as if this Amendment had been made as of the Effective Date of the Agreement.

4.          Miscellaneous.

(a)         Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

(b)        This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all of the Parties, notwithstanding that all of the Parties are not signatories to the original or the same counterpart.

(c)        This Amendment expresses the entire understanding of the Parties with respect to the matters set forth herein and supersedes all prior discussions and negotiations hereon.

(d)        This Amendment, all claims arising in whole or in part out of, related to, based upon or in connection herewith or the subject matter hereof will be governed by and construed and enforced in accordance with the substantive laws of the State of California, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the later of the dates below.

GENENTECH, INC.

By:	/s/ Alicia Gardner
Name:	Alicia Gardner
Title:	Lifecycle Leader, Tecentriq

CORVUS PHARMACEUTICALS, INC.

By:	/s/ Dan Hunt
Name:	Dan Hunt
Title:	Chief Business Officer

EXHIBIT A

Omitted pursuant to Regulation S-K, Item 601(a)(5)